Exhibit 9 to
                     Debtors' Joint Reorganization Plan

                     Exceptions to the Mutual Releases





                                 EXHIBIT 9
                       EXCEPTIONS TO MUTUAL RELEASES


----------------------------------------------------------------------------------------------------------------------
  Debtor Name     Non-Debtor Party Name                             Agreement Name                         Date
----------------------------------------------------------------------------------------------------------------------
  ZiLOG, Inc.     Advanced Interconnect Technologies, Limited.      Confidentiality Agreement            3-Mar-01
                  (AIT, Ltd.)
                  6800 Koll Center Pkwy., Ste. 220
                  Pleasanton, CA  94566
----------------------------------------------------------------------------------------------------------------------
                  Astra Microtronics Technology (AMT)
                  (fkna AIT, Ltd.)
  ZiLOG, Inc.     7011 Koll Center Parkway, Ste. 150,               Non Disclosure Agreement            20-Aug-98
                  Pleasanton, CA 94566
----------------------------------------------------------------------------------------------------------------------
                  P.T. Astra Microtronics Technology (AMT)
                  (fkna AIT, Ltd.)                                  Assembly Agreement                  01-Sept-92
  ZiLOG, Inc.     JL.S. Parman Kav. 201, Muka Kuning                Agreement, as
                  Batam Industrial Park                             amended                             01-Jan-99
                  Batam, Indonesia
----------------------------------------------------------------------------------------------------------------------
                  GlobeSpan Semiconductor Inc.  (GSI)
  ZiLOG, Inc.     100 Shulz Drive                                   Memorandum of Understanding (2)     19-Jan-98,
                  Red Bank, New Jersey 07701                                                             2-Aug-00
----------------------------------------------------------------------------------------------------------------------
                  Globespan Technologies, Inc.
                  (GTI)
  ZiLOG, Inc.     100 Schulz Drive                                  Non Disclosure Agreement            13-Aug-97
                  Red Bank, NJ 07701
----------------------------------------------------------------------------------------------------------------------
                  TPG Partners II, L.P.
  ZiLOG, Inc.     301 Commerce, Suite 3300                          Non-Solicitation and Non-Hire       28-Jan-02
                  Fort Worth, Texas 76102                           Agreement
----------------------------------------------------------------------------------------------------------------------
  ZiLOG, Inc.,    TPG Partners II, L.P.
 ZiLOG-MOD III,   301 Commerce, Suite 3300                          Mutual Release                      28-Jan-02
      Inc.        Fort Worth, Texas 76102
----------------------------------------------------------------------------------------------------------------------
  ZiLOG, Inc.     TPG Partners II, L.P.                             Tax Agreement                       28-Jan-02
                  301 Commerce, Suite 3300
                  Fort Worth, Texas 76102
----------------------------------------------------------------------------------------------------------------------